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                                  May 21, 1998


Board of Directors
AnswerThink Consulting Group, Inc.
1401 Brickell Avenue
Suite 350
Miami, Florida  33131


Ladies and Gentlemen:

          We are acting as counsel to AnswerThink Consulting Group, Inc., a Florida corporation (the "COMPANY"), in connection with its registration statement on Form S-1 (File No. 333-48123), as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 4,427,500 shares (including 577,500 shares to cover over allotments, if any) of the Company's common stock, par value $0.001 per share (the "SHARES"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Second Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Florida on May 12, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The proposed form of Underwriting Agreement among the Company, certain selling shareholders and the several Underwriters to be named therein, for whom Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, The Robinson-Humphrey Company LLC and NationsBanc Montgomery Securities, LLC will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").
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Board of Directors
AnswerThink Consulting Group, Inc.
May 21, 1998
Page 2


          5. Resolutions of the Board of Directors of the Company adopted on May 5, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Florida Business Corporation Act. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Directors or of a Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors or a committee of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the Florida Business Corporation Act.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.